UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2013

PUGET SOUND ENERGY, INC.

A Washington Corporation

(Exact name of registrant as specified in its charter)

1-4393	10885 - N.E. 4th Street, Suite 1200 Bellevue, Washington 98004- 5591	91-0374630
(Commission File Number)	(State of incorporation, address of principal executive offices)	(I.R.S. Employer Identification Number)

(425) 454-6363

(Telephone)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 23, 2013, the City of Forsyth, Rosebud County, Montana, (the “City”) issued $138,460,000 principal amount of its Pollution Control Revenue Refunding Bonds, Series 2013A (the “2013A Bonds”) and $23,400,000 principal amount of its Pollution Control Revenue Refunding Bonds, Series 2013B (the “2013B Bonds” and together with the 2013A Bonds, the “Bonds”) on behalf of Puget Sound Energy, Inc. (“PSE”). The proceeds of the Bonds are being loaned to PSE by the City (as discussed below) and will be used to refund $138,460,000 million principal amount of Pollution Control Revenue Refunding Bonds (Puget Sound Energy Project) Series 2003A and $23,400,000 million principal amount of Pollution Control Revenue Refunding Bonds (Puget Sound Energy Project) Series 2003B, issued by the City on behalf of PSE. The Bonds were issued under a Trust Indenture, dated as of May 1, 2013 (the “Indenture”), between the City and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The City has loaned the proceeds of the Bonds to PSE pursuant to a Loan Agreement dated as of May 1, 2013 (the “Loan Agreement”) between PSE and the City. Pursuant to the Loan Agreement, PSE is obligated to make payments in such amounts and at such times as will be sufficient to pay, when due, the principal and interest on the Bonds. Concurrently with the issuance of the Bonds and to secure its obligations under the Loan Agreement, PSE issued and delivered to the Trustee, pursuant to a Pledge Agreement, dated as of May 1, 2013, between PSE and the Trustee (the “Pledge Agreement”), two separate series of PSE’s Senior Notes, Series 2013A and 2013B (the “Senior Notes”) issued under the Senior Note Indenture, dated as of December 1, 1997, between PSE and U.S. Bank National Association, as trustee (the “Senior Note Trustee”), as supplemented (the “Senior Note Indenture”). The Senior Notes contain principal, interest, and redemption provisions corresponding to the principal, interest, and redemption provisions of the Bonds. So long as PSE makes the required principal and interest payments on the Bonds, it will not be obligated to make additional payments on the Senior Notes. Initially, the Senior Notes will be secured by two separate series of PSE’s electric utility first mortgage bonds, referred to as “Series II Pledged First Mortgage Bonds,” which are secured by the Company’s electric utility property. The Series II Pledged First Mortgage Bonds were issued under the Company’s First Mortgage, dated as of June 2, 1924, as supplemented by a Ninety-Second Supplemental Indenture thereto, dated as of May 1, 2013, between the Company and U.S. Bank National Association, as trustee (the “First Mortgage”).

The 2013A Bonds will initially bear interest at a rate of 3.90% beginning on their date of issue through maturity on March 1, 2031, and the 2013B Bonds will initially bear interest at a rate of 4.00% beginning on their date of issue through maturity on March 1, 2031. On or after March 1, 2023, the Company may elect to adjust the interest rate on a series of Bonds to another term interest rate or to a daily interest rate, a weekly interest rate, or flexible interest rates.

The Bonds are generally subject to optional redemption by the City, at the direction of PSE, on or after March 1, 2023, and earlier upon the occurrence of certain extraordinary events, in each case at a redemption price of 100% of the principal amount thereof, without premium, plus accrued interest, if any, to the redemption date. The Bonds also are subject to special mandatory redemption upon a determination that the interest on the Bonds would be included in the holders’ gross income for federal income tax purposes. Any such special mandatory redemption would also be at a redemption price of 100% of the principal amount thereof, without premium, plus accrued interest, if any, to the redemption date.

The Indenture, the Loan Agreement, the Pledge Agreement and the Ninety-Second Supplemental Indenture are filed with this report as Exhibits 4.1, 4.2, 4.3 and 4.4. The Senior Note Indenture and the First Mortgage (other than the Ninety-Second Supplemental Indenture thereto) are filed as exhibits to PSE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission on March 5, 2013.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Trust Indenture, dated as of May 1, 2013 (the “Indenture”), by and between the City and Wells Fargo Bank, National Association, as trustee.

4.2	Loan Agreement, dated as of May 1, 2013, between Puget Sound Energy, Inc. and the City of Forsyth, Rosebud County, Montana.

4.3	Pledge Agreement, dated as of May 1, 2013, between Puget Sound Energy, Inc. and Wells Fargo Bank, National Association, as trustee.

4.4	Ninety-Second Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Series II Pledged First Mortgage Bonds.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUGET SOUND ENERGY, INC.

Dated: May 29, 2013

	By:	/s/ Daniel A. Doyle
Daniel A. Doyle
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Trust Indenture, dated as of May 1, 2013 (the “Indenture”), by and between the City and Wells Fargo Bank, National Association, as trustee.

4.2	Loan Agreement, dated as of May 1, 2013, between Puget Sound Energy, Inc. and the City of Forsyth, Rosebud County, Montana.

4.3	Pledge Agreement, dated as of May 1, 2013, between Puget Sound Energy, Inc. and Wells Fargo Bank, National Association, as trustee.

4.4	Ninety-Second Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Series II Pledged First Mortgage Bonds.